                                                                   EX-99.d.13

                              SUB-ADVISORY CONTRACT

     Agreement made as of August 28, 2001 ("Contract") by and between BRINSON PARTNERS, INC., a Delaware corporation ("Brinson Partners"), and DSI INTERNATIONAL MANAGEMENT, INC., a Delaware corporation ("Sub-Advisor").

                                    RECITALS

     (1) Brinson Partners has entered into an Investment Advisory Agreement ("Advisory Contract"), with Brinson Relationship Funds, a Delaware business trust ("Trust"), and an open-end management investment company registered with the Securities and Exchange Commission ("SEC" or "Commission") under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to the series of the Trust designated as the DSI Enhanced S&P 500 Fund ("Fund");

     (2) Brinson Partners wishes to retain the Sub-Advisor to furnish certain investment advisory services to Brinson Partners with respect to the Fund; and

     (3)  The Sub-Advisor is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Brinson Partners and the Sub-Advisor agree as follows:

     1. APPOINTMENT. Brinson Partners hereby appoints the Sub-Advisor as an investment sub-advisor with respect to the Fund for the period and on the terms set forth in this Contract. The Sub-Advisor accepts such appointment and agrees to render the services herein set forth. The Sub-Advisor agrees that, except as required to carry out its duties under this Contract or otherwise expressly authorized, it is acting as an independent contractor and not as agent for the Fund, the Trust or Brinson Partners and has no authority to act for or represent the Fund, the Trust or Brinson Partners in any way.

     2. DUTIES AS SUB-ADVISOR.

          (a) Subject to the supervision and direction of the Trust's Board of Trustees ("Board") and review by Brinson Partners, and any written guidelines adopted by the Board or Brinson Partners and furnished to the Sub-Advisor, the Sub-Advisor will provide a continuous investment program for all or a designated portion of the assets of the Fund, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Advisor will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Advisor will be responsible for placing purchase and sell orders for investments and for other related transactions for the Fund. The Sub-Advisor will be responsible for voting proxies of issuers of securities held by the Fund. The Sub-Advisor will provide services under this Contract in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

          (b) The Sub-Advisor agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution. Subject to its duty to obtain the best available prices and execution on behalf of the Fund, the Sub-Advisor may, in its discretion, use brokers that provide Brinson Partners or the Sub-Advisor with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisor's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Advisor to the Fund or its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. Subject to its duty to obtain the best available prices and execution on behalf of the Fund, the Sub-Advisor may, in its discretion, place orders for the purchase and sale of portfolio securities with brokers who sell shares of the Fund or sell shares of any other fund for which Brinson Partners or the Sub-Advisor provide investment advisory services. Brokers who sell shares of the funds for which Brinson Partners or the Sub-Advisor provide advisory services shall only receive orders for the purchase and sale of portfolio securities to the extent that the placing of such orders is in compliance with the rules of the SEC and the National Association of Securities Dealers, Inc. In no instance will portfolio securities be purchased from or sold to Brinson Partners or the Sub-Advisor, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Advisor may aggregate sales and purchase orders with respect to the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Sub-Advisor or its affiliates. Whenever the Sub-Advisor simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Advisor, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Brinson Partners recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

          (c) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Advisor is responsible for assisting in the fair valuation of all portfolio securities in the Fund, in accordance with procedures adopted by the Board, as amended from time to time. The Sub-Advisor will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Advisor for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

          (d) The Sub-Advisor will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Advisor on behalf of the Fund, and will furnish the Board and Brinson Partners with such periodic and special reports as the Board or Brinson Partners reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records or copies thereof that it maintains for the Fund upon request by the Trust.

          (e) At such times as shall be reasonably requested by the Board or Brinson Partners, the Sub-Advisor will provide the Board and Brinson Partners with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Fund and make available to the Board and Brinson Partners any economic, statistical and investment services that the Sub-Advisor normally makes available to its institutional or other customers.

     3. FURTHER DUTIES. In all matters relating to the performance of this Contract, the Sub-Advisor will act in conformity with the Trust's Declaration of Trust, By-laws and Registration Statement and with the written instructions and written directions of the Board and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund. Brinson Partners agrees to provide to the Sub-Advisor copies of the Trust's Declaration of Trust, By-laws, Registration Statement, written instructions and directions of the Board and Brinson Partners, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Advisor any broker-dealers that are affiliated with Brinson Partners.

     4. EXPENSES. During the term of this Contract, the Sub-Advisor will bear all expenses incurred by it in connection with its services under this Contract.

     5. LIMITATION OF LIABILITY. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust, its shareholders or by Brinson Partners in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     6. REPRESENTATIONS OF THE SUB-ADVISOR.

          (a) The Sub-Advisor (i) is registered as an investment advisor under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify Brinson Partners of the occurrence of any event that would disqualify the Sub-Advisor from serving as a sub-investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

          (b) The Sub-Advisor has adopted a written code of ethics and appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and has provided Brinson Partners and the Board with a copy of such code of ethics, together with evidence of its adoption. Within thirty days of the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice president of the Sub-Advisor shall certify to Brinson Partners that the Sub-Advisor has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisor's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Brinson Partners, the Sub-Advisor shall permit Brinson Partners, its employees or its agents to examine the reports required to be made by the Sub-Advisor pursuant to Rule 17j-1 relevant to the Sub-Advisor code of ethics.

          (c) The Sub-Advisor has provided Brinson Partners with a copy of its Form ADV, as most recently filed with the SEC and promptly will furnish a copy of all amendments to Brinson Partners at least annually.

          (d) The Sub-Advisor will notify Brinson Partners of any change of control (as defined in the 1940 Act) of the Sub-Advisor, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Advisor, in each case prior to, or promptly after, such change.

          (e) The Sub-Advisor agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Fund, the Trust, Brinson Partners or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Brinson Partners.

     7. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Advisor hereunder are not to be deemed exclusive and the Sub-Advisor shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any trustee, director, officer or employee of the Sub-Advisor, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     8. DURATION AND TERMINATION.

          (a) This Contract shall become effective upon the day and year first written above, provided that this Contract has been approved for the Fund by a vote of (i) a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval and (ii) a majority of the Fund's outstanding voting securities.

          (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

          (c) Notwithstanding the foregoing, with respect to the Fund, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Sub-Advisor. The Contract may also be terminated, without payment of penalty, by Brinson Partners (i) upon material breach by the Sub-Advisor of any of the representations and warranties set forth in Paragraph 6 of this Contract, if such breach shall not have been cured within a 20 day period after notice of such breach or (ii) if, in the reasonable judgment of Brinson Partners, the Sub-Advisor becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Advisor or other circumstances that could adversely affect the Fund. The Sub-Advisor may terminate this Contract at any time, without payment of any penalty, on sixty (60) days' written notice to Brinson Partners. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Fund.

     9. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract as to the Fund shall be effective until approved by vote of (i) a majority of the Trustees; and
(ii) a majority of the Fund's outstanding voting securities. Notwithstanding the foregoing, this Contract may be amended without the approval of a majority of the Fund's outstanding voting securities if the amendment relates solely to a change that is permitted or not prohibited under federal law, rule, regulation or SEC staff interpretation thereof to be made without shareholder approval.

     10. GOVERNING LAW. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control. Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, or contained in no-action and interpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Contract is revised by rule, order or interpretation of the Commission or the Commission staff, such provisions shall be deemed to incorporate the effect of such rule, order or interpretation.

     11. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Contract may be signed in counterparts.

     12. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Advisor or Brinson Partners upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices shall be addressed as follows:

         IF TO BRINSON PARTNERS:

         Mark F. Kemper
         Secretary
         Brinson Partners, Inc.
         209 South LaSalle Street
         Chicago, IL 60604-1295

         IF TO THE SUB-ADVISOR:

         John J. Holmgren
         Executive Vice President
         Chief Operating Officer
         DSI International Management, Inc.
         301 Merritt 7
         Norwalk, CT 06851

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

BRINSON PARTNERS, INC.                   BRINSON PARTNERS, INC.


By:      /s/ Mark F. Kemper              By:      /s/ Benjamin F. Lenhardt, Jr.
         --------------------------               -----------------------------
Name:    Mark F. Kemper                  Name:    Benjamin F. Lenhardt, Jr.
Title:      Secretary                    Title:   President and CEO


                                         DSI INTERNATIONAL MANAGEMENT, INC.


                                         By:      /s/ John J. Holmgren
                                                  --------------------
                                         Name:    John J. Holmgren
                                         Title:   Exec. Vice President and COO

Agreed to and accepted as of the day and year first above written:


                                         BRINSON RELATIONSHIP FUNDS


                                         By:      /s/ Brian M. Storms
                                                  -------------------
                                         Name:    Brian M. Storms
                                         Title:   President